Exhibit 10.3

THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is dated as of September 6, 2019, by and among PLUG POWER INC., a Delaware corporation (“Plug Power”), EMERGENT POWER INC., a Delaware corporation (“Emergent”), EMERGING POWER INC., a Delaware corporation (“Emerging”, and individually or collectively with Plug Power and Emergent as the context may require, “Borrower”), and GENERATE LENDING, LLC, a Delaware limited liability company (the “Lender”).

WHEREAS, Borrower and Lender are parties to a Loan and Security Agreement dated as of March 29, 2019 (as amended by the First Amendment to Loan and Security Agreement, dated as of March 29, 2019, the Second Amendment to Loan and Security Agreement, dated as of August 6, 2019, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time, including by this Amendment, the “Loan Agreement”), pursuant to which Lender has made a term loan facility available to Borrower; and

WHEREAS, Borrower intends to issue the Additional Convertible Notes as defined in Section 2 below (the “Note Issuance”) and has requested that Lender agree to modify the Loan Agreement in order to permit the Note Issuance, and Lender has agreed to amend the Loan Agreement accordingly.

WHEREAS, Borrower and Lender have agreed to modify certain provisions of the Loan Agreement as more particularly set forth in this Amendment.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.                                      Capitalized Terms; Effective Date.  Capitalized terms used in this Amendment which are not otherwise defined herein shall have the meanings assigned thereto in the Loan Agreement, as modified by this Amendment.  Except as expressly provided to the contrary herein, all modifications to the Loan Agreement set forth herein shall be effective as of the date of this Amendment.

2.                                      Amendment.  The Loan Agreement, including the Recitals thereto, is hereby amended as follows:

(a)                                 Insert in Section 1.1 the following new defined terms in appropriate alphabetical order:

“‘Additional Convertible Notes’ means the 7.50% Convertible Senior Notes due 2023 issued by Plug Power, with a stated maturity date of January 5, 2023, that are convertible into Common Stock, in an original principal amount not to exceed $40,000,000 pursuant to the terms and conditions of the Additional Convertible Notes Documentation.”

“‘Additional Convertible Notes Documentation’ means that certain Note Purchase Agreement, dated as of September 6, 2019, between Plug Power and HT Investments MA LLC, and the other definitive documentation governing the Additional Convertible Notes.”

“‘Third Amendment Effective Date’ means September 6, 2019.”

(b)                                 The definition of “Permitted Indebtedness” appearing in Section 1.1 of the Loan Agreement is hereby amended by deleting clause (xix) appearing therein in its entirety and substituting in lieu thereof the following new clause (xix) to read in its entirety as follows:

“(xix) unsecured Indebtedness evidenced by (a) the Convertible Notes, and (b) the Additional Convertible Notes;”

(c)                                  The definitions of “Change in Control” and “Term Loan Maturity Date” appearing in Section 1.1 of the Loan Agreement are hereby amended and restated in their entirety to read as follows:

“‘Change in Control’ means (a) any reorganization, recapitalization, consolidation or merger (or similar transaction or series of related transactions) of Lead Borrower, sale or exchange of outstanding shares (or similar transaction or series of related transactions) of Lead Borrower in which the holders of Lead Borrower’s outstanding shares immediately before consummation of such transaction or series of related transactions do not, immediately after consummation of such transaction or series of related transactions, retain shares representing more than fifty percent (50%) of the voting power of the surviving entity of such transaction or series of related transactions (or the parent of such surviving entity if such surviving entity is wholly owned by such parent), in each case without regard to whether Lead Borrower is the surviving entity; (b) any Fundamental Change; (c) during any period of twenty-four (24) consecutive months, a majority of the members of the board of directors or other equivalent governing body of Plug Power ceases to be composed of individuals (x) who were members of that board or equivalent governing body on the first day of such period, (y) whose election, appointment or nomination to that board or equivalent governing body was approved by individuals referred to in subclause (x) above constituting at the time of such election, appointment or nomination at least a majority of that board or equivalent governing body or (z) whose election, appointment or nomination to that board or equivalent governing body was approved by individuals referred to in subclauses (x) and (y) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; (d) Plug Power ceases to own and control, beneficially and of record, directly or indirectly, all of the equity interests of Emerging; (e) Emerging ceases to own and control, beneficially and of record, directly or indirectly, all of the equity interests of Emergent; or (f) any Fundamental Change under and as such term is defined in the Additional Convertible Notes.”

“‘Term Loan Maturity Date’ means October 6, 2022, or such later date as Lender may agree in its sole discretion in writing.”

(d)                                 Section 7.5 of the Loan Agreement is hereby amended by deleting clauses (a) and (b) appearing therein in their entirety and substituting in lieu thereof the following new clauses (a) and (b) to read in their entirety as follows:

“(a) the conversion of Indebtedness into (i) Common Stock, cash or any combination thereof as and when required pursuant to the terms of the Convertible Notes Documentation, or (ii) Common Stock, or, solely with respect to fractional shares, cash or a combination of cash and Common Stock, in each case as and when required pursuant to the terms of the Additional Convertible Notes Documentation, (b) (i) the required repayment of principal and interest upon any acceleration of the Convertible Notes pursuant to the terms of the Convertible Notes Documentation, (ii) the repurchase of the Convertible Notes in connection with a Fundamental Change or the redemption of the Convertible Notes as and when required pursuant to the Convertible Notes Documentation, so long as concurrently with any such required repayment, repurchase or redemption described in this clause (b), all of the Secured Obligations hereunder are indefeasibly paid in full in cash, or (iii) the required payment of interest with respect to the Additional Convertible Notes, in each case under this clause (b)(iii), (x) as and when required pursuant to the Additional Convertible Notes Documentation and (y) so long as no Event of Default has occurred and is continuing,”

(e)                                  Section 7.7 of the Loan Agreement is hereby amended by deleting such Section in its entirety and substituting in lieu thereof the following new Section to read in its entirety as follows:

“7.7                         Investments.  Borrower shall not directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do, other than (i) Permitted Investments, (ii) to the extent the Convertible Notes constitute capital stock or equity interests and their repurchase or redemption constitutes an Investment, the acquisition of Convertible Notes in accordance with the Convertible Notes Documentation, and (iii) to the extent the Additional Convertible Notes constitute capital stock or equity interests and their redemption constitutes an Investment, the redemption of Additional Convertible Notes in accordance with the Additional Convertible Notes Documentation.”

(f)                                   Section 7.8 of the Loan Agreement is hereby amended by deleting clause (a)(iv) appearing in therein in its entirety and substituting in lieu thereof the following new clause (a)(iv) to read in its entirety as follows:

“(iv) to the extent the Convertible Notes constitute capital stock or equity interests, (1) the payment or delivery of Common Stock, cash or a combination of cash and Common Stock, in each case, in connection with the settlement or conversion of the Convertible Notes and the repurchase or redemption of the Convertible Notes as and when required pursuant to the Convertible Notes Documentation as in effect on the Closing Date or (2) the payment or delivery of Common Stock, or, solely with respect to fractional shares, cash or a combination of cash and Common Stock, in each case, in connection with the settlement or conversion of the Additional Convertible Notes and the redemption of the Additional Convertible Notes as and when required pursuant to the Additional Convertible Notes Documentation as in effect on the Third Amendment Effective Date,”

(g)                                  Section 7.8 of the Loan Agreement is hereby amended by deleting clause (b)(ii) appearing in therein in its entirety and substituting in lieu thereof the following new clause (b)(ii) to read in its entirety as follows:

“(ii) subject to the terms and conditions set forth in Section 7.5(a), Borrower may make any cash payments required by the Convertible Notes Documentation and, to the extent the conversion of fractional shares referenced therein and permitted thereby could be deemed a cash distribution, the Additional Convertible Notes Documentation, and”

(h)                                 Section 7.17 of the Loan Agreement is hereby amended by deleting the parenthetical appearing therein in its entirety and substituting in lieu thereof the following new parenthetical to read in its entirety as follows:

“(including for the avoidance of doubt, the Convertible Notes Documentation or the Additional Convertible Notes Documentation)”

3.                                      Conditions to Effectiveness.  This Amendment shall become effective upon the prior or concurrent satisfaction of each of the conditions specified below:

(a)                                 Borrower and Lender shall have each received one or more counterparts of this Amendment, duly executed, completed and delivered by Borrower and Lender;

(b)                                 After giving effect to this Amendment, the representations and warranties of Borrower set forth in this Amendment and the other Loan Documents shall be true and correct in all material respects with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date;

(c)                                  After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing or shall be caused by the transactions contemplated by this Amendment;

(d)                                 Lender shall have received true, correct and complete copies of all of the Additional Convertible Notes Documentation, which shall be in form and substance satisfactory to Lender in all respects; and

(e)                                  Borrower shall have paid all fees and expenses of Lender in connection with the negotiation, preparation, execution and delivery of this Amendment and the Loan Document (including, without limitation, the fees and expenses of counsel to Lender).

5.                                      No Other Modifications; Reaffirmation by the Borrower.  Except as expressly modified hereby, the terms of the Loan Agreement shall remain in full force and effect in all respects, and Borrower hereby reaffirms its obligations under the Loan Agreement, as modified by this Amendment, and under each of the other Loan Documents to which it is a party.

6.                                      References.  All references in the Loan Agreement to “this Agreement,” “herein,” “hereunder” or other words of similar import, and all references to the Loan Agreement in the other Loan Documents, or any other document or instrument that refers to the Loan Agreement, shall be deemed to be references to the Loan Agreement as amended by this Amendment.

7.                                      Applicable Law.  THIS AMENDMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS.

8.                                      Counterparts; Electronic Delivery.  This Amendment may be executed in one or more counterparts (all counterparts together reflecting the signature of all parties) each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.  Delivery by any party to this Amendment of its signatures hereon through facsimile or other electronic image file (including .pdf) (i) may be relied upon as if this Amendment were physically delivered with an original hand-written signature of such party, and (ii) shall be binding on such party for all purposes.

9.                                      Successors.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

10.                               Final Agreements.  This Amendment represents the final agreement of Borrower and Lender with respect to the subject matter hereof, and may not be contradicted, modified or supplemented in any way by evidence of any prior or contemporaneous written or oral agreements of Borrower and Lender.

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IN WITNESS WHEREOF, Borrower and Lender have caused this Amendment to be duly executed by their duly authorized officers, under seal, all as of the date first above written.

BORROWER:

PLUG POWER INC.

By:	/s/ Paul B. Middleton
Name:	Paul B. Middleton
Title:	Chief Financial Officer

EMERGING POWER INC.

By:	/s/ Paul B. Middleton
Name:	Paul B. Middleton
Title:	Treasurer

EMERGENT POWER INC.

By:	/s/ Paul B. Middleton
Name:	Paul B. Middleton
Title:	Treasurer

[Signatures continue on following page.]

THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT

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LENDER:

GENERATE LENDING, LLC,
a Delaware limited liability company

By:	/s/ Matan Friedman
Name:	Matan Friedman
Title:	Manager

THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT

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